As filed with the Securities and Exchange Commission on October 24, 2024.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEPTERNA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	84-3891440
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

250 East Grand Avenue

South San Francisco, California 94080

(650) 338-3533

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Mitchell S. Bloom Deepa M. Rich Adam V. Johnson Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100	Denny Won Charles S. Kim Kristin VanderPas Dave Peinsipp Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-282469

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Septerna, Inc. (the “Registrant”) by 830,556 shares, 108,334 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-282469), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on October 24, 2024, including all exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page).

107	Filing Fee Table

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282469), originally filed with the Securities and Exchange Commission on October 2, 2024 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, California, on the 24th day of October, 2024.

SEPTERNA, INC.

By:	/s/ Jeffrey Finer, M.D., Ph.D.
Name:	Jeffrey Finer, M.D., Ph.D.
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Jeffrey Finer, M.D., Ph.D. Jeffrey Finer, M.D., Ph.D.	President and Chief Executive Officer (Principal Executive Officer)	October 24, 2024

/s/ Ran Xiao, M.B.A., CFA Ran Xiao, M.B.A., CFA	Interim Chief Financial Officer, Vice President of Finance and Business Operations (Principal Financial Officer and Principal Accounting Officer)	October 24, 2024

* Jeffrey Tong, Ph.D.	Chairman and Director	October 24, 2024

* Abraham Bassan, M.S.	Director	October 24, 2024

* Bernard Coulie, M.D., Ph.D., M.B.A.	Director	October 24, 2024

* Alan Ezekowitz, M.D., D.Phil.	Director	October 24, 2024

* Shalini Sharp, M.B.A.	Director	October 24, 2024

* Jake Simson, Ph.D.	Director	October 24, 2024

*By:	/s/ Jeffrey Finer, M.D., Ph.D.
Jeffrey Finer, M.D., Ph.D.
Attorney-in-Fact